INTERNATIONAL TEST SYSTEMS, INC.

                         EXECUTIVE EMPLOYMENT AGREEMENT

         THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is made between International Test Systems, Inc., a Delaware corporation (collectively referred to as the "Company"), and Carey Birmingham ("Birmingham"). Unless otherwise indicated, all references to Sections are to Sections in this Agreement. This Agreement is effective as of the "Effective Date" set forth in Section 11 (i) below.

                              W I T N E S S E T H:

     WHEREAS, the Company desires to obtain the services of Birmingham, and Birmingham desires to be employed by the Company upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises, the agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as of the date hereof as follows:

     1. Employment. The Company hereby agrees to employ Birmingham, and Birmingham hereby agrees to serve the Company, as its President and Chief Executive Officer ("Employment").

     2. Scope of Employment.

     (a) During the Employment, Birmingham will serve as President and Chief Executive Officer and, subject to his election in accordance with the Company's by-laws and with applicable law, as a member of the Board. In that connection, Birmingham will (i) devote his full time, attention, and energies to the business of the Company and will diligently and to the best of his ability perform all duties incident to his employment hereunder; (ii) use his best efforts to promote the interests and goodwill of the Company; and (iii) perform such other duties commensurate with his office as the Board of Directors of the Company may from time-to-time assign to him.

     (b) Section 2(a) shall not be construed as preventing Birmingham from (i) serving on corporate, civic or charitable boards or committees, or (ii) making investments in other businesses or enterprises; provided in no event shall any such service, business activity or investment require the provision of substantial services by Birmingham to the operations or the affairs of such businesses or enterprises such that the provision thereof would interfere in any respect with the performance of Birmingham's duties hereunder. It is acknowledged and understood by the parties that Birmingham serves as the President of Chief Executive Officer of Pensar Technologies, LLC and will continue to serve in this fashion throughout the term of this Agreement.

     3. Compensation and Benefits During Employment. During the Employment, the Company shall provide compensation to Birmingham as follows.

     (a) The Company shall pay Birmingham an annual salary upon raising a minimum of $125,000 as follows:

                  Year 1            $45,000
                  Year 2            $55,000
                  Year 3            $65,000
                  Year 4            $75,000
                  Year 5           $100,000

     (b) The Company will reimburse Birmingham for reasonable business expenses incurred by Birmingham in connection with the Employment in accordance with the Company's then-current policies.

     (c) Birmingham will be entitled to participate in any incentive program or bonus program of the Company which may be implemented in the future.

     (d) The Company shall pay for Birmingham's and Birmingham's family, if any, major medical and dental coverage throughout the term of this Agreement.

     (e) The Company shall pay for a $250,000 life insurance policy on the life of Birmingham beginning June 1, 2002 with continual coverage while Birmingham remains employed by the Company. Birmingham shall own such policy and freely designate its beneficiaries.

     Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Birmingham in good faith and in the best interests of the Company and thus shall not be deemed grounds for termination for Cause.

4.   Confidential Information.

     (a) Birmingham acknowledges that the law provides the Company with protection for its trade secrets and confidential information. Birmingham will not disclose, directly or indirectly, any of the Company's confidential business information or confidential technical information to anyone without authorization from the Company's management. Birmingham will not use any of the Company's confidential business information or confidential technical information in any way, either during or after the Employment with the Company, except as required in the course of the Employment.

     (b) Birmingham will strictly adhere to any obligations that may be owed to former employers insofar as Birmingham's use or disclosure of their confidential information is concerned.

     (c) Information will not be deemed part of the confidential information restricted by this Section 4 if Birmingham can show that: (i) the information was in Birmingham's possession or within Birmingham's knowledge before the Company disclosed it to Birmingham; or (ii) the information was or became generally known to those who could take economic advantage of it; or (iii) Birmingham obtained the information from a party having the right to disclose it to Birmingham without violation of any obligation to the Company, or (iv) Birmingham is required to disclose the information pursuant to legal process (e.g., a subpoena), provided that Birmingham notifies the Company immediately upon receiving or becoming aware of the legal process in question. No combination of information will be deemed to be within any of the four exceptions in the previous sentence, however, whether or not the component parts of the combination are within one or more exceptions, unless the combination itself and its economic value and principles of operation are themselves within such an exception.

     (d) All originals and all copies of any drawings, blueprints, manuals, reports, computer programs or data, notebooks, notes, photographs, and all other recorded, written, or printed matter relating to research, manufacturing operations, or business of the Company made or received by Birmingham during the Employment are the property of the Company. Upon termination of the Employment, whether or not for Cause, Birmingham will immediately deliver to the Company all property of the Company which may still be in Birmingham's possession. Birmingham will not remove or assist in removing such property from the Company's premises under any circumstances, either during the Employment or after termination thereof, except as authorized by the Company's management.

     (e) For a period of six (6) months after the date of termination of the Employment, Birmingham will not, either directly or indirectly, hire or employ or offer or participate in offering employment to any person who at the time of such termination or at any time during such year following the time of such termination was an employee of the Company without the prior written consent of the Company.

     5. Ownership of Intellectual Property. The following provisions apply except to the extent expressly stated otherwise in Schedule 1.

     (a) The Company will be the sole owner of any and all of Birmingham's Inventions that are related to the Company's business, as defined in more detail below.

     (b) For purposes of this Agreement, "Inventions" means all inventions, discoveries, and improvements (including, without limitation, any information relating to manufacturing techniques, processes, formulas, developments or experimental work, work in progress, or business trade secrets), along with any and all other work product relating thereto.

     (c) An Invention is "related to the Company's business" ("Company-Related Invention") if it is made, conceived, or reduced to practice by Birmingham (in whole or in part, either alone or jointly with others, whether or not during regular working hours), whether or not potentially patentable or copyrightable in the U.S. or elsewhere, and it either: (i) involves equipment, supplies, facilities, or trade secret information of the Company; (ii) involves the time for which Birmingham was or is to be compensated by the Company; (iii) relates to the business of the Company or to its actual or demonstrably anticipated research and development; or (iv) results, in whole or in part, from work performed by Birmingham for the Company.

     (d) Birmingham will promptly disclose to the Company, or its nominee(s), without additional compensation, all Company-Related Inventions.

     (e) Birmingham will assist the Company, at the Company's expense, in protecting any intellectual property rights that may be available anywhere in the world for such Company-Related Inventions, including signing U.S. or foreign patent applications, oaths or declarations relating to such patent applications, and similar documents.

     (f) To the extent that any Company-Related Invention is eligible under applicable law to be deemed a "work made for hire," or otherwise to be owned automatically by the Company, it will be deemed as such, without additional compensation to Birmingham. In some jurisdictions, Birmingham may have a right, title, or interest ("Right," including without limitation all right, title, and interest arising under patent law, copyright law, trade-secret law, semiconductor chip protection law, or otherwise, anywhere in the world, including the right to sue for present or past infringement) in certain Company-related Inventions that cannot be automatically owned by the Company. In that case, if applicable law permits Birmingham to assign Birmingham's Right(s) in future Company-Related Inventions at this time, then Birmingham hereby assigns any and all such Right(s) to the Company, without additional compensation to Birmingham; if not, then Birmingham agrees to assign any and all such Right(s) in any such future Company-Related Inventions to the Company or its nominee(s) upon request, without additional compensation to Birmingham.

     (g) To the extent that Birmingham retains any so-called "moral rights" or similar rights in a Company-Related Invention as a matter of law, Birmingham authorizes the Company or its designee to make any changes it desires to any part of that Company-Related Invention; to combine any such part with other materials; and to withhold Birmingham's identity in connection with any business operations relating to that Company-Related Invention; in any case without additional compensation to Birmingham.

     6. Noncompetition. As a condition to, and in consideration of, the Company's entering into this Agreement, and giving Birmingham access to certain confidential and proprietary information, which Birmingham recognizes is valuable to the Company and, therefore, its protection and maintenance constitutes a legitimate interest to be protected by the provisions of this
Section 6 as applied to Birmingham and other employees similarly situated to Birmingham, Birmingham hereby agrees as follows:

     (a) Birmingham acknowledges that the obligations of this Agreement are directly related to the Employment and are necessary to protect the Company's legitimate business interests. Birmingham acknowledges that the Company's need for the covenants set forth in this Agreement is based on the following: (i) the substantial time, money and effort expended and to be expended by the Company in developing technical designs, computer program source codes, marketing plans and similar confidential information; (ii) the fact that Birmingham will be personally entrusted with the Company's confidential and proprietary information; (iii) the fact that, after having access to the Company's technology and other confidential information, Birmingham could become a competitor of the Company; and (iv) the highly competitive nature of the Company's industry, including the premium that competitors of the Company place on acquiring proprietary and competitive information.

     (b) Notwithstanding the foregoing, Birmingham may acquire an ownership interest, directly or indirectly, of not more than 5% of the outstanding securities of any corporation which is engaged in a business competitive with the Company and which is listed on any recognized securities exchange or traded in the over the counter market in the United States; provided, that such investment is of a totally passive nature and does not involve Birmingham devoting time to the management or operations of such corporation.

     7. Legal Fees and Expenses. In the event of a lawsuit, arbitration, or other dispute-resolution proceeding between the Company and Birmingham arising out of or relating to this Agreement, the prevailing party, in the proceeding as a whole and/or in any interim or ancillary proceedings (e.g., opposed motions, including without limitation motions for preliminary or temporary injunctive relief) will be entitled to recover its reasonable attorneys' fees and expenses unless the court or other forum determines that such a recovery would not serve the interests of justice.

     8. Successors.

     (a) This Agreement shall inure to the benefit of and be binding upon (i) the Company and its successors and assigns and (ii) Birmingham and Birmingham's heirs and legal representatives, except that Birmingham's duties and responsibilities under this Agreement are of a personal nature and will not be assignable or delegable in whole or in part.

     (b) the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "the Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     9. Arbitration.

     (a) Except as set forth in paragraph (b) of this Section 9 or to the extent prohibited by applicable law, any dispute, controversy or claim arising out of or relating to this Agreement will be submitted to binding arbitration before a single arbitrator in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association in effect on the date of the demand for arbitration. The arbitration shall take place before a single arbitrator, who will preferably but not necessarily be a lawyer but who shall have at least five years' experience in working in or with computer software companies. Unless otherwise agreed by the parties, the arbitration shall take place in the city in which Birmingham's principal office space is located at the time of the dispute or was located at the time of termination of the Employment (if applicable). The arbitrator is hereby directed to take all reasonable measures not inconsistent with the interests of justice to expedite, and minimize the cost of, the arbitration proceedings.

     (b) To protect Inventions, trade secrets, or other confidential information, and/or to enforce the noncompetition provisions of Section 5, the Company may seek temporary, preliminary, and/or permanent injunctive relief in a court of competent jurisdiction, in each case, without waiving its right to arbitration.

     (c) At the request of either party, the arbitrator may take any interim measures s/he deems necessary with respect to the subject matter of the dispute, including measures for the preservation of confidentiality set forth in this Agreement.

     (d) Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

10.      Indemnification.

     (a) Company shall to the full extent permitted by law or as set forth in the Articles of Incorporation, and any future amendments, and the Bylaws of the Company, indemnify, defend and hold harmless Birmingham from and against any and all claims, demands, liabilities, damages, losses and expenses (including attorney's, court costs and disbursements) arising out of the performance of duties hereunder except in the case of willful misconduct.

     (b) Birmingham shall indemnify the Company with respect to the payment of any and all taxes owed under this Agreement.

     11. Other Provisions.

     (a) All notices and statements with respect to this Agreement must be in writing. Notices to the Company shall be delivered to the Chairman of the Board or any vice president of the Company. Notices to Birmingham may be delivered to Birmingham in person or sent to Birmingham's then-current home address as indicated in the Company's records.

     (b) This Agreement sets forth the entire agreement of the parties concerning the subjects covered herein; there are no promises, understandings, representations, or warranties of any kind concerning those subjects except as expressly set forth in this Agreement.

     (c) Any modification of this Agreement must be in writing and signed by all parties; any attempt to modify this Agreement, orally or in writing, not executed by all parties will be void.

     (d) If any provision of this Agreement, or its application to anyone or under any circumstances, is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability will not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and will not invalidate or render unenforceable such provision or application in any other jurisdiction.

     (e) This Agreement will be governed and interpreted under the laws of the United States of America and of the State of Texas law as applied to contracts made and carried out in Texas by residents of Texas.

     (f) No failure on the part of any party to enforce any provisions of this Agreement will act as a waiver of the right to enforce that provision.

     (g) Termination of Birmingham's employment by the Company, with or without cause, will not affect the continued enforceability of this Agreement and Birmingham shall be entitled to receive as severance pay, an amount equal to 12 months of salary based on the salary schedule described in Section 3 (a) at such time as this Agreement is terminated, health insurance and life insurance for the remainder of this Agreement, and Birmingham shall have the rights to all Options, vested or not vested, under the same terms as if this Agreement had not terminated.

     (h) Section headings are for convenience only and shall not define or limit the provisions of this Agreement.

     (i) This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Agreement signed by one party and Faxed to another party shall be deemed to have been executed and delivered by the signing party as though an original. A photocopy of this Agreement shall be effective as an original for all purposes.

Effective Date                        Upon Raising $125,000

Term                                  Five years

Office / Position                     President and Chief Executive Officer

Initial Salary                        $45,000 per year

         This Agreement contains provisions requiring binding arbitration of disputes. By signing this Agreement, Birmingham acknowledges that he (i) has read and understood the entire Agreement; (ii) has received a copy of it (iii) has had the opportunity to ask questions and consult counsel or other advisors about its terms; and (iv) agrees to be bound by it.

Executed to be effective as of the Effective Date.

International Test Systems, Inc., by:

/s/ Alex Yount
-------------------------------
Signature

Alex Yount, Director
Printed name & Title

/s/ H. Youval Krigel
-------------------------------
Signature

H. Youval Krigel, Director
Printed name & Title


/s/ Carey G. Birmingham
------------------------------
Signature

Carey G. Birmingham, Director
Printed name & Title





Employee:

/s/  Carey G. Birmingham
-------------------------
Signature

Carey G. Birmingham, President & CEO
Printed name & Title